LEASE AGREEMENT

                                   between
                  THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the
                        UNIVERSITY OF COLORADO AT DENVER

                                       and

                 MATRIX BANCORP, INC., a Colorado corporation

                                Table of Contents

SECTION                                                                   PAGE
-------                                                                   ----
1.    DEFINITIONS..........................................................2
2.    PREMISES.............................................................2
3.    TERM.................................................................2
4.    RENTAL...............................................................2
5.    ADJUSTMENT OF RENT...................................................3
6.    MISCELLANEOUS TAXES..................................................6
7.    USE..................................................................6
8.    PREPARATION FOR OCCUPANCY............................................6
9.    SERVICES.............................................................6
10.   MECHANIC'S LIENS.....................................................8
11.   QUIET ENJOYMENT......................................................8
12.   CERTAIN RIGHTS RESERVED TO THE LANDLORD..............................8
13.   ESTOPPEL CERTIFICATE BY TENANT.......................................8
14.   WAIVER OF CERTAIN CLAIMS.............................................9
15.   LIABILITY INSURANCE..................................................9
16.   HOLDING OVER.........................................................10
17.   ASSIGNMENT AND SUBLETTING............................................10
18.   CONDITION OF PREMISES................................................12
19.   RULES AND REGULATIONS................................................12
20.   REPAIRS..............................................................14
21.   UNTENANTABILITY......................................................15
22.   EMINENT DOMAIN.......................................................15
23.   LANDLORD'S REMEDIES..................................................15
24.   LATE PAYMENTS; INTEREST AND LATE CHARGES.............................18
25.   SALE AND ASSIGNMENT..................................................18
26.   SUBORDINATION OF LEASE...............................................18
27.   NOTICES AND CONSENTS.................................................18
28.   SPRINKLERS...........................................................19
29.   NO ESTATE IN LAND....................................................19
30.   INVALIDITY OF PARTICULAR PROVISIONS..................................19
31.   WAIVER OF BENEFITS...................................................19
32.   WAIVER OF TRIAL BY JURY..............................................19
33.   SECURITY DEPOSIT.....................................................19
34.   SUBSTITUTE PREMISES..................................................20

35.   PARKING..............................................................20
36.   BROKERAGE............................................................20
37.   SPECIAL STIPULATION..................................................20
38.   EXHIBITS.............................................................23
            (i)   Rider to Lease...........................................
            (ii)  Exhibit A - Legal Description of the Property............
            (iii) Exhibit B - Lease Commencement Date Statement............
            (iv)  Exhibit C - Workletter Agreement.........................
            (v)   Exhibit D - Cleaning Schedule............................

                                  OFFICE LEASE

      THIS LEASE, made the _____ day of _____________, 1999, between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the UNIVERSITY OF COLORADO AT DENVER (the "Landlord") and MATRIX BANCORP, INC., a Colorado corporation, having its principal place of business at 1380 Lawrence Street, Suite 1400, Denver, Colorado (the "Tenant").

                          L E A S E  S U M M A R Y :

      2.    Premises: Suite 1350 and 1400  located on the 13th and 14th floors of the Building and consisting of approximately 8,768 square feet (13) and approximately 14,987 square feet
                      (14) of Rentable Area Leased.

      3.    Term:     Five (5) years and Eleven (11) Months.
                      Commencement Date April 1, 2000
                      Termination Date February 28, 2006

      4.    Rental:   Stepped rental rate as follows:

                  Month       Expansion   Primary     Monthly Total Annual Total
            4/l/00 - 12/31/00 $14,796.00  $18,830.36  $33,626.36   $403,516.32
            1/l/01 - 12/31/01 $15,161.33  $19,422.36  $34,583.69   $415,004.28
            1/1/02 - 12/31/02 $15,526.67  $20,310.36  $35,837,03   $430,044.36
            1/l/03 - 12/31/03 $15,782.40  $26,976.60  $42,759.00   $513,108.00
            1/l/04 - 12/31/04 $16,147.73  $27,601.06  $43,748.79   $524,985.48
            1/l/05 - 02/28/06 $16,513.07  $28,225.52  $44,738.59   $536,863.08

      5.    Adjustment of Rent:
                  Base Year 2000
                  Tenant's Proportionate Share 13.73%

      27.   Notice To Landlord:              Notice To Tenant:
            Jones Lang LaSalle Americas      Matrix Bancorp, Inc., Inc
               (Colorado) L.P.               1380 Lawrence Street, Suite 1400
            University of Colorado at Denver Denver, CO 80202
            1380 Lawrence Street
            Denver, Colorado 80204

      33.   Security Deposit:   $32,000

      35.   Parking:       20    10 unreserved spaces  [Changes handwritten and
                           10 reserved spaces           initialed by parties to
                                                       Lease at time of signing]
      Rider:            Option to Renew

                              W I T N E S S E T H :

      1. DEFINITIONS. The terms defined in this Section shall, for all purposes of this Lease, and all agreements amending or supplementing this Lease, have the meanings herein specified unless the context otherwise requires.

      (a) The "Building" shall mean the commercial office structure together with all appurtenant plazas, subgrade areas, garages and other improvements, situated on the Land, known as 1380 Lawrence Street, Denver, Colorado 80204.

      (b) The "Land" shall mean the real property whose legal address is attached and incorporated herein as Exhibit "A". The "Property" shall mean the Building and the Land.

      (c) "Rentable Area" shall mean the total number of square feet of rentable floor area of office space in the Building; and that number is 172,978 square feet.

      (d) "Rentable Area Leased" shall mean the total number of square feet of rentable floor area of office space in the Premises, and that number is 23,755 square feet.

      (e) Tenant's "Proportionate Share" shall be that percentage the Rentable Area Leased is of the Rentable Area. Such percentage is 13.73% .

      2. PREMISES. In consideration of the rents, charges, covenants and agreements herein contained, Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord the space referred to as Suite 1350 and 1400 , located on the 13th and 14th floors of the Building (the "Premises"), together with the non-exclusive right to use, in common with others, the public areas of the Building including, without limitation, the lobby, stairs, elevators, entrances and loading docks. No easement for air or light or view is included with the Premises. Landlord and Tenant agree that the rentable square footage of the Premises is 23,755 square feet of rentable area, and waive and release any right to assert or claim otherwise. [Bold change handwritten and initialed by parties to Lease at time of signing]

      3. TERM. The term (hereinafter called the "Term") of this Lease shall commence on the earlier of occupancy of the Premises by Tenant, or April 1, 2000, subject to items which will not materially affect the use of the Premises for the use in accordance with Section 7 hereof, and extension and earlier termination as hereinafter provided. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter in the form attached hereto and made a part hereof as Exhibit "B", acknowledging the commencement date (hereinafter called the "Commencement Date") and the expiration date (hereinafter called the "Expiration Date") of the Term for the Premises and, if applicable, any Excess Allowance owed pursuant to the Lease for Tenant Improvements. In the event the Tenant does not provide to Landlord such letter within thirty (30) days after occupying the Premises, then the Commencement Date shall be the earlier of the occupancy of the Premises by Tenant or the Target Date outlined above.

            Landlord shall use reasonable efforts to give Tenant at least thirty
(30) days' notice of the date upon which, in Landlord's opinion, the Commencement Date shall occur, provided that Landlord shall have no liability in the event the Commencement Date shall not occur on the date specified, and failure to give possession on the date specified shall in no way affect the validity of this Lease or the obligations of the Tenant hereunder.

            Expiration Date. Unless otherwise terminated herein, if the Term commences on a date other than the first day of a month, it shall expire at the end of the day seventy-one (71) months from the last day of the month in which it commenced. If the Term commences on the first day of a month, it shall expire at the end of the day seventy-one (71) months from the last day of the calendar month preceding the Commencement Date. The expiration date is hereinafter referred to as the "Expiration Date".

      4.    RENTAL.

            (a) Tenant agrees to pay to Landlord for use and occupancy of the Premises, lawful money of the United States, payable without notice or demand in advance on the first day of each calendar month during the term, an initial annual base rental (hereinafter, "Initial Annual Base Rental") according to the schedule below. The Initial Annual Base Rental when adjusted as set forth in this Section shall be the Annual Base Rental. The Initial Annual Base Rental shall step as follows:

                  Month       Expansion   Primary     Monthly Total Annual Total
            4/l/00 - 12/31/00 $14,796.00  $18,830.36  $33,626.36   $403,516.32
            l/l/01 - 12/31/01 $15,161.33  $19,422.36  $34,583.69   $415,004.28
            l/l/02 - 12/31/02 $15,526.67  $20,310.36  $35,837,03   $430,044.36
            l/l/03 - 12/31/03 $15,782.40  $26,976.60  $42,759.00   $513,108.00
            l/l/04 - 12/31/04 $16,147.73  $27,601.06  $43,748.79   $524,985.48
            l/l/05 - 02/28/06 $16,513.07  $28,225.52  $44,738.59   $536,863.08

            (b) All payments of Annual Base Rental required to be made under this Section 4, or payments to be made by Tenant under any other Section of this Lease (hereinafter designated "Additional Rent"), shall be made without any setoff or counterclaim whatsoever, and shall be made payable to and sent to Landlord at the management office of Landlord in the Building or such other place as Landlord may designate.

            (c) Annual Base Rental and Additional Rent are sometimes hereinafter collectively referred to as "Rent".

                  The first monthly installment of Annual Base Rental shall be paid on the Commencement Date, except that in the event the Commencement Date shall be a date other than the first day of the calendar month, then Tenant shall pay on the Commencement Date an amount equal to such portion of an equal monthly installment as the number of days from the Commencement Date to the end of the calendar month in which the Commencement Date occurs bears to the total number of days in said calendar month, and said payment shall represent the pro-rata Annual Base Rental from the Commencement Date to the end of such calendar month.

      5.    ADJUSTMENT OF RENT.

            (a)   Operating Costs:

            (i) Operating Costs shall be deemed to include all costs which, for federal tax purposes, may be expensed rather than capitalized and which Landlord will incur in owning, maintaining and operating the Property, exclusive of Real Estate Taxes, as hereinafter defined, mortgage interest and depreciation. Without limitation to the foregoing, the term "Operating Costs" shall mean those costs incurred during each year of the Term in respect of the operations and maintenance of the Property in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of first class office buildings in Denver, including the cost of or charges for the following by way of illustration but without limitation: landscaping and snow removal, water and sewer, insurance premiums, licenses, permits and inspections, heat, light, electrical power, steam, security, janitorial services, maintenance of and repairs to equipment servicing the Property (including costs associated to ensure the accurate processing of data), window cleaning, refuse removal services, air conditioning, supplies, materials, equipment and tools, contractual and recorded duties on the Property, administration and management of the Property; changing the Building's electric service provider and associated installation, maintenance, repair and service costs, personal property taxes on the personal property used in the operation of the Property, the cost, as reasonably amortized by Landlord with interest at one and one-half (1-1/2%) percent above the prime rate announced from time to time by the Norwest Bank of Denver, N.A., or its successor, on the unamortized amount of any capital improvement made after the Commencement Date which reduces Operating Costs but in an amount not to exceed such reduction for the relevant year, and the cost of contesting by appropriate proceedings the applicability to the Property or the validity of any statute, ordinance, rule or regulation affecting the Property which might increase Operating Costs. Operating Costs shall not include costs for repairs or other work occasioned by fire, windstorm or other insured casualty to the extent recovered by insurance proceeds; cost incurred in leasing or procuring new tenants (i.e., lease commissions, advertising costs and costs for renovating space for new tenants); legal costs in enforcing the terms of any lease; interest or amortization payments on any mortgage or mortgages. If Landlord makes any capital improvement during the Term of this Lease in order to comply with safety or any other requirements of any Federal, State or local law or governmental regulation, then the Tenant shall be responsible for its Proportionate Share of any such charges, with interest at one and one-half percent (1-1/2%) above the prime rate announced from time to time by Norwest Bank of Denver, N.A., or its successors. For the preceding sentence, Tenant's Proportionate Share of said charges is determined by multiplying the annual amortization of said charges as determined by generally accepted accounting principles by Tenant's Proportionate Share. Said amount with interest shall be deemed an Operating Cost in each of the calendar years during which such amortization occurs.

            Operating Costs allocated to Tenant shall not reflect any type or degree of service or duty performed by or through Landlord for any other tenant which is not required to be performed for Tenant under this Lease which results in a cost in excess of the services or duties required to be provided by Landlord under this Lease.

            (ii) Per square foot Operating Costs shall be determined by dividing the Operating Costs by the Rentable Area.

            (iii) The Annual Base Rental described in Section 4 hereof is predicated, in part, upon the total annual Operating Costs for the calendar year 2000 per square foot of Rentable Area within the Building. Prior to the first day of April of each calendar year during the course of the Term, Landlord shall furnish Tenant with an estimate of the per square foot Operating Costs for that calendar year.

            (iv) If annual Operating Costs as estimated by the Landlord exceed the total annual Operating Costs for the calendar year 2000 calculated on a per square foot basis, Tenant shall pay its Proportionate Share of such excess to Landlord as Additional Rent. Tenant agrees to pay in advance on a monthly basis its Proportionate Share of such excess, as reasonably calculated and adjusted, from time to time, by Landlord. Such amounts shall be paid to Landlord on the first day of the month. After December 31 of each year during the Term, when actual Operating Costs for the prior year have been calculated, Landlord shall credit Tenant for the amount of any overpayment, or Tenant shall pay to Landlord the amount of any underpayment as Additional Rent. It is the intention hereunder to estimate the amount of any Operating Costs for each year and then to adjust when actual costs are known, such estimates in the following year calculated from actual Operating Costs incurred or paid by Landlord for the prior year.

            (v) In determining the amount of Operating Costs for the purpose of this Section, for any calendar year including the base year, (i) if less than 95 % of the Building shall have been occupied by tenants and fully used by them at any time during such year, Landlord may increase Operating Costs to an amount equal to the like Operating Costs which would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period, and (ii) if the Landlord is not furnishing any particular work or service (the cost of which if performed by the Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by the Landlord, Landlord may increase Operating Costs by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such tenant. Notwithstanding the foregoing, Landlord may not increase Operating Costs under this paragraph for any calendar year unless Landlord also has or does increase Operating Costs for the base year in a like manner.

            (b)   Real Estate Taxes:

            (i) The term "Real Estate Taxes" means all taxes and assessments, special or otherwise levied upon or with respect to the Building and the Land (including air rights) imposed by Federal, State or local governments, use, occupancy, excise or similar taxes, and taxes on rent and other income from the Building (computed, in case of a graduated tax, as if Landlord's income from the Building were Landlord's sole taxable income), the cost of contesting by appropriate proceeding the amount or validity of any of the aforementioned taxes or assessments and taxes and assessments of every kind and nature whatsoever levied and assessed and imposed on Landlord in lieu of or in substitution for existing or additional real or personal property taxes or assessments on the Land, Building, or said personal property; except that Real Estate Taxes shall not include general income, franchise, capital stock, estate or inheritance taxes unless Landlord equitably determines that such taxes are in lieu of or a substitution for Real Estate Taxes. In the case of special taxes and assessments payable in installments, only the amount of each installment due and payable during a single calendar year shall be included in Real Estate Taxes for that year.

            (ii) Per square foot Real Estate Taxes shall be determined by dividing the Real Estate Taxes by the total number of square feet of Rentable Area in the Building.

            (iii) The Annual Base Rental described in Section 4 hereof is predicated, in part, upon the total annual Real Estate Taxes for the calendar year 2000 per square foot of Rentable Area within the Building. Prior to the first day of April of each calendar year during the course of the Term, Landlord shall furnish Tenant with an estimate of the per square foot Real Estate Taxes for that calendar year.

            (iv) If annual Real Estate Taxes as estimated by the Landlord exceed the total annual Real Estate Taxes for the calendar year 2000 calculated on a per square foot basis, Tenant shall pay its Proportionate Share of such excess to Landlord as Additional Rent. Tenant agrees to pay in advance on a monthly basis its Proportionate Share of such excess as reasonably calculated and adjusted, from time to time, by Landlord. Such amounts shall be paid to Landlord on the first day of the month. After December 31 of each year during the Term, when actual Real Estate Taxes for the prior year have been calculated, Landlord shall credit Tenant for the amount of any overpayment, or Tenant shall pay to Landlord the amount of any underpayment as Additional Rent. It is the intention hereunder to estimate the amount of any Real Estate Taxes for each year and then to adjust when actual costs are known, such estimates in the following year calculated from actual Real Estate Taxes incurred or paid by Landlord for the prior year.

            (v) In determining the amount of Real Estate Taxes for the purpose of this Section, for any calendar year including the base year, if less than 95% of the Building shall have been occupied by tenants and fully used by them at any time during such year, Landlord may increase Real Estate Taxes to an amount equal to the like Real Estate Taxes which would normally be expected to be incurred had such occupancy been 95 % and had such full utilization been made during the entire period. Notwithstanding the foregoing, Landlord may not increase Real Estate Taxes under this paragraph for any calendar year unless Landlord also has or does increase Real Estate Taxes for the base year in a like manner.

            (c) If the term shall terminate on a date other than December 31st, the adjustments in Annual Rent described in this Section shall be increased or decreased, as the case may be, for the period commencing on the January 1st following the last full calendar year of the Term and continuing to the end of the Term, in the manner set forth in this Section and the adjustment for such period shall be made within twenty (20) days after Landlord shall render its statements for the last monthly installment of the Annual Base Rental payable under this Lease, or if that is not reasonably feasible as soon thereafter as is reasonably feasible, and this obligation shall survive the expiration or earlier termination of the term.

            (d) Landlord shall deliver to Tenant, within one hundred twenty
(120) days after the end of each calendar year during the Term, unless delayed by causes beyond Landlord's reasonable control, a written statement ("Statement") setting out in reasonable detail the amount of Operating Costs and Real Estate Taxes for the preceding calendar year. If the aggregate of monthly installments of Operating Costs and/or Real Estate Taxes actually paid by Tenant to Landlord differ from the amount due in the Statement, then, as the case may be, Tenant shall pay the difference to Landlord or Landlord shall issue a credit to Tenant against the Rent remaining to be paid hereunder for the difference, or if no Rent then remains to be paid, refund the difference to Tenant, without interest or penalty, within thirty (30) days after the date of delivery of the Statement.

            (e) In the event Tenant disputes the amounts set forth in the Statement set forth in Subparagraph 5(d) above, upon no less than ten (10) business days' prior written notice to Landlord, Tenant or Tenant's in-house employee or representative shall have the right to examine Landlord's books and records as to amounts due in the Statement. Any examination is subject to a confidentiality agreement executed by Tenant and Tenant's in-house employee or representative and shall occur at the location where said records are maintained during normal business hours. Tenant shall have thirty (30) calendar days after delivery of the Statement set forth in Subparagraph 5(d) above to provide Landlord with written notice of exception of any item in the Statement. Unless Tenant provides said written notice of exception detailing any disputed charges to Landlord within said time, Tenant shall conclusively be deemed to have accepted the accuracy of the Statement and to have waived any right to claim any readjustment in connection therewith. If Tenant makes such timely written notice of exception, a certification as to the proper amount of any item set forth in Tenant's written notice of exception shall be made by a reputable accounting firm reasonably satisfactory to Landlord and paid for by Tenant. Under no circumstances shall Tenant conduct a review of Landlord's books and records whereby the person or firm performing the review operates on a contingency fee or similar payment arrangement or if there exists an uncured Event of Default, as defined herein, by Tenant.

            (f) In no event shall the Annual Base Rental be reduced below the amount in Section 4 as a result of any adjustments pursuant to this Section.

            (g) Rent, whether Annual Base Rent or Additional Rent, or any other amount payable by Tenant to Landlord not paid when due will bear interest from the date due until the date paid at an annual rate equal to the prime rate charged from time to time by the Norwest Bank of Denver in ninety-day commercial loans.

            (h) All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of non-payment of Rent.

      6. MISCELLANEOUS TAXES. Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if non-payment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or taxes upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

      7. USE. The Premises shall be used and occupied by Tenant for general office use and for no other purpose,

            (a) Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner in the sole discretion of Landlord (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) constitutes a nuisance, public or private.

            (b) Notwithstanding any other provision of this Lease to the contrary (including without limitation, Paragraph 9 regarding heating, ventilation and air conditioning and Paragraph 19 regarding rules and regulations), Tenant hereby agrees that the aggregate number of people (including, without limitation, full-time employees, part-time employees, independent contractors and agents of Tenant) which may use or perform services or activities in the Lease Premises shall not exceed a ratio of one (1) person for each two hundred fifty (250) rentable square feet of space in the Leased Premises, regardless of whether such people "office share", "job share" or work in shifts. Landlord hereby acknowledges that Tenant may, from time to time, allow invitees, guests and repair workers to enter the Premises for the purposes of meeting with employees and making repairs, and that the presence of such people shall not be included in the aforementioned calculation. Any violation by Tenant of the terms and conditions of the Paragraph 7 shall be deemed to be an Event of Default as defined in Paragraph 23 of the Lease for which there is no cure period.

      8. PREPARATION FOR OCCUPANCY. Prior to the Commencement Date, Landlord shall, at Landlord's sole cost and expense, alter and fit-up the Premises to the extent set forth in the Workletter Agreement of even date herewith, marked Exhibit "C" and attached hereto (herein referred to as "Building Standard Improvements"). Landlord and Tenant agree that, subject to the terms of this Lease and the Workletter Agreement, Tenant may construct a supplemental fire suppression system (the "Auxiliary Sprinkler System") in the Premises. Tenant agrees that upon termination of this Lease for any reason, at Landlord's sole option and

Tenant's sole cost including any associated costs, Tenant shall remove the Auxiliary Sprinkler System and return the Premises, including all fire suppression systems altered by Tenant, to building standard conditions.

      Other than Building Standard Improvements, all pre-occupancy alteration and fit-up of the Premises shall be performed at Tenant's sole cost and expense (herein referred to collectively as "Special Work"), subject to the terms and provisions of the Workletter Agreement and this Lease.

      9. SERVICES. The Landlord shall provide, at Landlord's expense, except as otherwise provided, the following services:

            (a) Janitor service as described in Exhibit "D" attached hereto, in and about the office space, Saturdays, Sundays, and legal and union holidays excepted.

            (b) Heat and, except for basement space, air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, from 7:00 a.m. to 6:00 p.m. on Mondays through Fridays, from 9:00 a.m. to 1:00 p.m. on Saturdays, excepting Sundays, union and legal holidays in each instance,

            Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right, at its option, either to require Tenant to discontinue the use of such heat generating machines or equipment or to install supplementary air-conditioning equipment in the Premises; the cost of such installation shall be paid by Tenant to Landlord promptly on being billed therefor, and the cost of operation and maintenance of said supplementary equipment shall be paid by Tenant to Landlord on the monthly rent payment dates as such rates as may be agreed on, but in no event at a rate less than Landlord's actual cost therefor of labor, materials and utilities.

            (c) Water for drinking, lavatory and toilet purposes, in public areas only.

            (d)   Passenger elevator service at all times.

            (e)   Window washing of all exterior windows, both inside and out.

            (f)   Reasonable amounts of electricity,

            If Tenant shall require electric current design capacity in excess of 2.0 watts per square foot at 208/120v (three phase) for use of the Premises as general office space, Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may cause an electric check meter to be installed in the Premises or Landlord shall have the right to cause a reputable independent electrical engineering or consulting firm to survey and determine the value of the electric service furnished for such excess electric current. The cost of any such survey or meters and/or installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay to Landlord promptly upon demand therefor, for all such electric current consumed as shown by said meters or by said survey at the rates charged for such services by the City, or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed. It is understood that cost, as determined by Landlord, of material and labor for replacing light bulbs, tubes, ballasts, starters, switches and any other parts and fixtures used in furnishing electricity to the leased Premises shall also be paid by Tenant.

      Tenant covenants and agrees that at all times its use of electric current shall never exceed Tenant's proportionate share of the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers or wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alteration, repairs or expense or interfere with or disturb other tenants or occupants.

      Landlord has advised Tenant that presently Public Service Company of Colorado ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Term of the Lease and any extension thereof to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises and accept reasonable disturbances caused thereby.

      Should Tenant require any additional work or service, including but not limited to the additional work or service described above, including service furnished outside the stipulated hours, Landlord may, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay the Landlord such charges as may be agreed on, but in no event at a charge less than Landlord's actual cost plus overhead for additional services provided, it being agreed that the cost to the Landlord of such additional services shall be excluded from Operating Expense.

      It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledging that any one or more such services may be suspended by reason of accident or of repairs, maintenance, tests, change of electric service provider (or the modification of facilities in connection therewith) alterations or improvements necessary or advisable to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

      10. MECHANIC'S LIENS. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Land or Building or any part thereof, shall keep the title to the Land or Building and every part thereof free and clear of any lien or encumbrance in respect of such work and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has, or reasonably should have had, knowledge and which affects, or could affect, the title to the Land or Building or any part thereof and Tenant shall cause the same to be removed within ten (10) days, failing which Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

      11. QUIET ENJOYMENT. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, the Tenant shall at all times during the Term herein granted peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through the Landlord, its successors or assigns.

      12. CERTAIN RIGHTS RESERVED TO THE LANDLORD. The Landlord reserves the following rights:

            (a) To name the Building and to change the name or street address of the Building.

            (b) To install and maintain a sign or signs on the exterior or interior of the Building.

            (c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises.

            (d) During the last ninety (90) days of the Term, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy, without affecting Tenant's obligation to pay rental for the Premises.

            (e)   To constantly have pass keys to the Premises.

            (f) On reasonable prior notice to the Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to any prospective purchaser, mortgagee, or assignee of any mortgage of the Property and to others having a legitimate interest at any time during the Term,

            (g) At any time in the event of an emergency, otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority.

            (h) To install vending machines of all kinds in the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests,

      13. ESTOPPEL CERTIFICATE BY TENANT. The Tenant agrees that from time to time upon not less than ten (10) business days' prior request by the Landlord, the Tenant will deliver to the Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the Commencement Date, Termination Date, and the dates to which the Rent and other charges have been paid, and (c) that, to the best knowledge of the person making the certificate knows, the Landlord is not in default under any provision of this Lease, and, if the Landlord is in default, specifying each such default of which the person making the certificate may have knowledge, it being understood that any such statement so delivered may be relied upon by the Landlord, any landlord under any ground or underlying lease, or any prospective purchaser, mortgagee, or any assignee of any mortgage on tile Property. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request.

      14. WAIVER OF CLAIMS, INDEMNITY, WAIVER OF SUBROGATION. The Tenant, to the extent permitted by law, expressly, knowingly and voluntarily waives and releases any claims it may have against the Landlord, and against the Landlord's agents, employees and contractors, for theft or damage to property (including business interruption of Tenant's Business) or injury to person sustained by the Tenant or by any occupant of the Premises, or by any other person, as a result of the acts or omissions of Landlord or Landlord's employees, agents, or contractors (including as a result of the negligence of Landlord or its employees, agents, or contractors). Without limiting the foregoing, Tenant waives any claims against Landlord as a result of any part of the Property or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Property or of any other person. This provision shall apply especially (but not exclusively) to damage caused by water, frost, weather, steam, sewerage, electricity, gas, sewer gas or odors, or by the bursting or leaking of pipes or plumbing work, and shall apply equally whether such damage is caused or occasioned by anything or circumstance above-mentioned or referred to, or by any other thing or circumstance whether of a like or wholly different nature. If any damage to the property results from any act or neglect of the Tenant or Tenant's agents, employees or invitees, the Landlord may, at the Landlord's option, repair such damages and the Tenant shall thereupon pay to the Landlord the total cost of such repair. All personal property belonging to the Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of the Tenant or of such other person only, and the Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof. Notwithstanding any other provision of this Lease to the contrary, no term or condition of this Lease shall be construed or interpreted as a waiver, either expressed or implied, of any of the immunities, rights, benefits or protection provided to Lessor under the Colorado Governmental Immunity Act, 24-10-101 et seq., C.R.S., as amended (including, without limitation, any amendments to such statute, or under any similar statute which is subsequently enacted). The parties hereto understand and agree that liability for claims for injuries to persons or property arising out of the negligence of the State of Colorado, its departments, institutions, agencies, boards, officials and employees is controlled and limited by the provisions of 24-10-101, et seq., C.R.S., as amended. Any provision of this Lease, whether or not incorporated herein by reference, shall be controlled, limited and otherwise modified so as to limit any such liability of Landlord to the above cited laws.

            The Tenant agrees to hold the Landlord harmless and indemnified (including reasonable attorney fees) against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Property, due to any act of negligence or default under this Lease by the Tenant, its contractors, agents, employees, invitees, or those on the Property by or through Tenant. Tenant agrees that in the event Tenant shall have any claim against Landlord under the Lease or arising out of the subject matter of the Lease, as amended from time to time, Tenant's sole recourse shall be against the Landlord's interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord as a result of a breach hereof or otherwise in connection with the Lease, and no other property or assets of Landlord, its successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Moreover, Tenant agrees that Landlord shall in no even and under no circumstances be responsible for any consequential damages incurred or sustained by Tenant, or its employees, agents, contractors or invitees as a result of or in any way connected to Tenant's occupancy of the Premises. Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the agents, trustees, directors, officers and partners of Landlord including all injuries, damages or losses to Tenant's property, real and personal, whether known unknown, foreseen, unforeseen, patent or latent, which Tenant may have against Landlord or its agents, directors, officers or partners under the Lease or arising out of the subject matter of the Lease. Tenant understands and acknowledges the significance and consequence of the waivers and indemnifications set forth herein. The indemnity and hold harmless obligations of the Tenant shall survive termination of this Lease.

            To the extent that the Tenant carries insurance coverage, all policies shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the Landlord.

      15. LIABILITY INSURANCE. Tenant shall, at its expense, maintain during the Term, comprehensive public liability insurance, contractual liability insurance and broad form property damage insurance under policies issued by insurers of recognized responsibility, with limits of not less than $2,000,000 for personal injury, bodily injury, death, or for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's policies shall name Landlord, its agents, servants and employees as additional insureds. Tenant shall provide, at least ten (10) days prior to the time such insurance is first required, and at least thirty (30) days prior to the expiration of each such policy, a Certificate of Insurance to Landlord (in a form substantially similar to an Acord Form 27), without notice. At the option of the Landlord, the originals of all policies of insurance shall be held by Landlord.

            Every policy shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to the Landlord before cancellation or any change in the coverage, scope or amount of any policy and a clause or endorsement denying the insurer any rights of subrogation or recovery against Landlord as set forth in Section 14 above.

      16. HOLDING OVER. If the Tenant retains possession of the Premises or any part thereof after the termination of the Term, the Tenant shall pay the Landlord Rent at double the monthly rate specified in Section 4 for the time the Tenant thus remains in possession and, in addition thereto, shall pay the Landlord for all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the Premises, or any part thereof, after the termination of the term, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute a renewal of this Lease for one year. The provisions of this Section do not exclude the Landlord's rights of re-entry or any other right hereunder.

      17.   ASSIGNMENT AND SUBLETTING.

            (a) The Tenant, or any other occupant, shall not, without the Landlord's prior written consent: (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer thereof or any lien upon the Tenant's interest by operation of law; (c) sublet the Premises or any part thereof, or
(d) permit the use or occupancy of the Premises or any part thereof by any one other than the Tenant.

            (b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the Term, Tenant desires to sublet or assign the Lease with respect to all or part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to in this Section as the "Notice") of the terms of the proposed subletting or assignment and the area proposed to be sublet or covered by the assignment and shall give Landlord the option to sublet from Tenant such space (hereinafter referred to as "Sublet Space") at the same Rent and Additional Rent as Tenant is required to pay to Landlord under this Lease for the same space, or, at Landlord's option, to terminate this Lease with respect to the Sublet Space. If the Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Sublet Space, then as to that portion of the Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect except that the Rent and Additional Rent shall be reduced by a fraction, the numerator of which shall be the rentable square feet of the Sublet Space and the denominator of which shall be the rentable square feet of the Premises. The option to sublet, or to terminate this Lease, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice,

                  In the event Landlord exercises the option to sublet the Sublet Space, the term of the subletting from the Tenant to Landlord shall be the term set forth in the Notice and shall be on such terms and conditions as are contained in this Lease to the extent applicable, except that the Landlord shall have the right to further sublet the Sublet Space, in its sole and absolute discretion.

                  If Landlord fails to exercise either of its options within the said thirty (30) day period, the Tenant may submit to Landlord within twenty
(20) days after said period a copy of the proposed assignment or sublease and such information concerning the proposed assignment or sublease as may be requested by Landlord for Landlord's review. If Landlord, in its sole discretion, approves in writing the terms of the proposed assignment or sublease and the proposed assignee or sublessee but a fully executed counterpart of such assignment or sublease is not delivered to Landlord within sixty (60) days after the date of Landlord's approval, then Landlord's approval of the proposed assignment or sublease shall be deemed null and void and Tenant shall again comply with all the conditions of this Section as if the Notice and options hereinabove referred to had not been given and received.

            (c) Assignment under the Lease. The following shall be deemed to be an assignment under this Lease:

                  (i) the sale, transfer or creation of a total of more than Fifty Percent (50%) of the shares of the stock of a corporation, or more than Fifty Percent (50%) of the ownership interests of any other type of entity which is then the Tenant under this Lease, including, but not limited to, general partnerships, limited partnerships, limited liability partnerships, limited liability limited partnerships, limited liability companies, and limited partnership associations; or

                  (ii) the merger of the Tenant with another entity whereby the Tenant is not the surviving entity; or

                  (iii) the   conversion  of  the  Tenant  into  another
      entity; or

                  (iv)  if  the   Tenant   is  a  general   or   limited
      partnership, its registration with the Colorado Secretary of State's office pursuant to C.R.S. Section 7-60-144; or

                  (v) if the Tenant is a general or limited partnership formed on or before December 31, 1997, its election to be governed by C.R.S.
      Section 7-64-101 et seq.

                  (vi) provided that, notwithstanding the foregoing subsections of the Section 17(c), a sale or transfer of more than 50% of the shares of the stock of Tenant, or a merger of Tenant with or into another firm or entity, shall not be deemed to be an assignment under this Section 17 (and no consent of the Landlord shall be required) if the Tenant (or the entity with which Tenant merges) has immediately after giving effect to the transaction in question, a net worth (as determined under GAAP) of at least $50 million and Tenant (or the entity with which Tenant merges) consents to and is bound by all the terms and conditions of this Lease.

            (d) Tenant agrees to pay to Landlord, on demand, reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to an assignment or subletting by Tenant.

            (e) If Landlord fails to exercise either of its options under Subsection (b) above, and if this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Tenant shall pay to Landlord, as Additional Rent, all of the Excess Sublease Rent (as hereinafter defined) less the reasonable and customary out-of-pocket transaction costs incurred by Tenant in connection with such subletting or assignment, including attorney's fees, brokerage commissions, and alteration costs (which transaction costs shall be amortized on a straight-line basis over the sublease or assignment term). Excess Sublease Rent shall include all rents, additional charges, and any and all other consideration payable to Tenant by the subtenant or assignee for or by reason of such sublease or assignment and which are, in the aggregate, in excess of the rent payable under this Lease for the subleased or assigned space during the term of the sublease or assignment, and shall include but not be limited to any sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, and sums paid for services provided by Tenant to such subtenant (including, without limitation, secretarial, word-processing, receptionist, conference room, library, etc.).

                  Any amounts payable by Tenant under this Subsection (e) shall be paid by Tenant to Landlord as and when amounts on account thereof are due or paid, whichever occurs first, by any subtenant or assignee to Tenant, and Tenant agrees to promptly advise Landlord thereof and furnish such information and documentation with regard thereto as Landlord may request from time to time.

                  Landlord shall have the right at any time and from time to time upon prior notice to Tenant to audit and inspect Tenant's books, records, accounts, and federal income tax returns to verify the determination of Additional Rent payable under this section.

            (f) If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Lease or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained.

            (g) Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease. Any assignment, subletting, or occupancy without Landlord's prior written consent shall be voidable by Landlord and shall, at the option of Landlord, constitute an Event of Default (as defined in Section 23 hereof) under this Lease.

            (h) In the event of a permitted subletting or assignment, any and all allowances, concessions and options set forth in this Lease shall, effective as of the date of the subletting or assignment, be deemed null and void, it being understood that said allowances, concessions and options were solely for the benefit of the original Tenant. In no event shall this be deemed to retroactively void any allowances or concessions disbursed prior to the subletting or assignment.

            (i) In no event may Tenant sublet or assign or be permitted to sublet or assign by operation of law or otherwise all or any portion of the Premises to any existing tenant or subtenant of the Building, or any other Building in metropolitan Denver then owned by Landlord. It is understood and agreed that said subletting or assignment would damage Landlord in an amount which would be difficult to determine and the parties hereby agree that any such subletting or assignment shall be void and of no further force and effect and that Tenant shall be liable to Landlord for damages in an amount equal to the then prevailing market rental rate for the Building in which the subtenant or assignee was located, for new leases multiplied by the number of rentable square feet in the Premises which were sublet or assigned, which give a per annum rental amount, which amount shall be multiplied by the number of lease years of the sublease or assignment, pro rata for any partial year. Said amount shall be due and payable upon demand from Landlord and shall be in addition to and not in limitation of any other rights or other remedies of Landlord under this Lease for default.

            (j) In no event may Tenant assign this Lease or sublet all or any portion of the Premises to any person or entity with whom Landlord, or its agent, is or was negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past twelve (12) months regarding a lease of space in the Building.

            (k) In no event may Tenant assign this Lease or sublet all or any portion of the Premises nor is any proposed assignment or sublease effective if there exists at the time of the proposed assignment or sublease an Event of Default under the Lease (as defined in Section 23 hereof) or Tenant has failed to pay Rent when, due.

            (l) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet or assign the space; and all public advertisements of the assignment of the Lease or sublet of Premises, or any portion thereof, shall be subject to the prior written approval of Landlord. Said public advertisements shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises, or on the glass or any window or door of the Premises, or in the interior of the Premises if it is visible from the exterior.

            (m) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory or otherwise, or the acceptance of payment for Rent or other charges from any person or entity other than Tenant, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

      18. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence as against the Tenant that the Premises were in good order and satisfactory condition when the Tenant took possession, except as to latent defects. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than the Workletter Agreement, attached hereto as Exhibit "C". At the termination of this Lease, the Tenant shall return the Premises broom-clean and in as good condition as when the Tenant took possession; (i) ordinary wear or
(ii) damage caused by fire or other casualty not caused by Tenant or Tenant's agents, employees or invitees excepted, failing which the Landlord may restore the Premises to such condition and the Tenant shall pay the cost thereof on demand. However, Tenant shall remain liable to return the Auxiliary Sprinkler System to building standard condition as set forth in Section 8 above.

      19. RULES AND REGULATIONS. The Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as the Landlord may hereafter from time to time make for the Building. The Landlord shall not be responsible for the non-observance by any other tenant of any said rules and regulations:

            (a) The Tenant shall occupy and use the Premises during the Term for general office and no other purpose whatsoever.

            (b) The Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by the Tenant without the advance consent of the Landlord.

            (c) The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreement, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Property as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Property. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors and elevators in the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

            (d) The Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the designated areas of the Premises and on the Directory Board, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved by the Landlord. The listing of any name other than that of Tenant, whether on the door of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 17, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

            (e) The Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of the Tenant, and shall never use any pictures or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent.

            (f) No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. No keys for any door other than those provided by the Landlord shall be made. Tenant will be supplied, free of charge, with two keys for the main door entering the Premises. If more than two keys for one lock are desired, the Landlord will provide the same upon payment by the Tenant. All keys shall remain the property of the Landlord and must be returned to the Landlord at the expiration or termination of this Lease. Tenant shall also provide Landlord the explanation of the combination to all locks for safes, safe cabinets and vault doors, if any, in the Premises,

            (g) The Tenant shall not make any alterations, improvements or additions to the Premises including, but not limited to, wall coverings, floor coverings and special lighting installations, without the Landlord's advance written consent in each and every instance. In the event Tenant desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment) provided, however, that Landlord shall have the right to require Tenant to remove such alterations, improvements or additions, at Tenant's cost, upon the termination of this Lease and to repair any damage to the Premises resulting therefrom.

            (h) Neither Tenant, its clerks, agents or servants, shall bring into the Building, without written consent, and under the direction of Landlord, gas pipes or any telephone, telegraph or electric wires for any purpose.

            (i) All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays or holidays, may be required to do so under such regulations as the Landlord may impose. The Landlord may exclude or expel any peddler.

            (j) The Tenant shall not overload any floor. The Landlord may direct the time and manner of delivery, routing and removal, and the location of safes and other heavy articles.

            (k) Unless the Landlord gives advance written consent, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination or other electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naphtha, and benzene, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property except in a manner which would not violate any ordinance or governmental regulations. The Tenant shall not use the Premises for any illegal or immoral purpose.

            (l) The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building's air-conditioning system, including the closing of venetian blinds and drapes, and if windows are operable to keep them closed when the air-conditioning system is in use.

            (m) The Tenant shall not contract for or perform any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

            (n) No freight, furniture, packages of bulky matter of any description will be received in the Building or carried up or down in the elevators except during such hours as the management may prescribe.

            (o) The sidewalk, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant and no employees or invitees or any tenant shall go upon the roof or mechanical floors of the Building.

            (p) Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals other than guide dogs for disabled visitors or employees or birds be brought in or kept in or about the Premises or the Building.

            (q) Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries or losses sustained by other tenants or occupants of the Building or Landlord.

            (r) Tenant shall not allow its employees or invitees to smoke in the Premises or the Building unless the areas have been designated as smoking areas by Landlord.

            In addition to all other liabilities for breach of any covenant of this Section, the Tenant shall pay to the Landlord an amount equal to any increase in insurance premiums payable by the Landlord or any other tenant in the Building caused by such breach.

      20. REPAIRS. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in any part or appurtenance of the Building's plumbing, electrical, heating, air-conditioning or other systems serving, located in, or passing through the Premises. Subject to the provisions of this
Section 20, the Tenant shall, at the Tenant's own expense, keep the Premises in good order, condition and repair during the Term, except that the Landlord, at the Landlord's expense (unless caused by the fault or negligence of the Tenant, its contractors, agents, or employees) shall keep in repair the elevators, electrical lines, plumbing fixtures located in the Building (except those installed by Tenant) heating and air-conditioning equipment, outside walls, including windows, and roof. The Tenant at the Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to the Tenant's use thereof, except that the Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, the Tenant, or is required by reason of a breach of any of the Tenant's covenants and agreements hereunder. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by the Tenant.

      21. UNTENANTABILITY. If the Premises are made untenantable in whole or in part by fire or other casualty the Rent, until repairs shall be made or the Lease terminated as hereinafter provided, shall be apportioned on a per them basis according to the part of the Premises which is usable by the Tenant, if, but only if, such fire or other casualty be not caused by the fault or negligence of the Tenant, its contractors, agents, or employees. If such damage shall be so extensive that the Premises cannot be restored to Building Standard by the Landlord within a period of four (4) months, either party shall have the right to cancel this Lease by notice to the other given at any time within thirty (30) days after the date of such damage, except that if such fire or casualty resulted from the Tenant's fault or negligence the Tenant shall have no right to cancel. If a portion of the Building other than the Premises shall be so damaged that in the opinion of the Landlord the Building should be restored in such a way as to alter the Premises materially, the Landlord may cancel this Lease by notice to the Tenant given at any time within thirty (30) days after the date of such damage. In the event of giving effective notice pursuant to this Section, this Lease and the term and the estate hereby granted shall expire on the date fifteen (15) days after the giving of such notice as fully and completely as if such date were the date hereinbefore set for the expiration of the Term of this Lease. If this Lease is not so terminated, the Landlord will promptly repair the damage; however, no damage, compensation, or claim shall be payable by Landlord for any inconvenience, loss of business or annoyance arising from the fire or casualty or from any repair or restoration of any portion of the Premises or the Building.

      22.   EMINENT DOMAIN.

            (a) In the event that title to the whole or any part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and the Landlord shall be entitled to receive the entire award, the Tenant hereby assigning to the Landlord the Tenant's interest therein, if any.

            (b) In the event that title to a part of the Building other than the Premises shall be so condemned or taken and if in the opinion of the Landlord, the Building should be restored in such a way as to alter the Premises materially, the Landlord may terminate this Lease and the term and estate hereby granted by notifying the Tenant of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the Term of this Lease, and the Rent hereunder shall be apportioned as of such date.

      23. TENANT'S DEFAULT AND LANDLORD'S REMEDIES. All rights and remedies of the Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

            (a) Any one of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease:

                  (i) Tenant fails to pay any installment of Annual Basic Rent or Additional Rent when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due;

                  (ii) Tenant defaults in the prompt and full performance of any other provision of this Lease and such default continues for twenty (20) days after notice from Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such twenty (20) day period, Tenant does not, in good faith, commence to cure such breach or noncompliance within such twenty (20) day period;

                  (iii) If the Tenant shall (a) apply for consent to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets; (b) admit in writing its inability to pay its debts as they come due; (c) make a general assignment for the benefit of creditors; (d) file a petition or any answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the Federal Bankruptcy Code; (e) file an answer admitting the material allegations of a petition filed against the Tenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the Federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating the Tenant insolvent or approving a petition seeking reorganization of the Tenant or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets; or (f) make a transfer in fraud of creditors, then in any such events, in addition to other rights provided for herein, Landlord may give to the Tenant a notice of intention to end the Term of this Lease, specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice the Term of this Lease and all rights, title and interest of the Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the Term;

                  (iv) Tenant shall abandon or vacate any substantial portion of the Premises;

                  (v) Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other person or entity in violation of Section 17 of this Lease; or

            (vi) Tenant shall fail to discharge any lien placed upon the Premises or upon Tenant's interest in the Premises by any creditor and such lien is not discharged or disposed of in accordance with this Lease.

            (b) Upon the occurrence of any of such Event of Default described herein, Landlord shall have the option to pursue any or all of the following remedies:

                  (i) If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, the Landlord may, but shall not be obligated to, after reasonable notice to Tenant and without waiving or releasing the Tenant from any obligation under this Lease, make such payment or perform such other act to the extent the Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. The Tenant agrees to pay reasonable attorney's fees if legal action is required to enforce performance by Tenant of any condition, obligation or requirement hereunder. All sums so paid by the Landlord and all expenses in connection therewith, together with interest thereon at the rate of Twelve Percent (12%) per annum from the date of payment, shall be deemed Additional Rent hereunder and payable at the time of any installment of Rent thereafter becoming due, and the Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the payment of Rent.

                  (ii) Terminate this Lease by giving to the Tenant a notice of intention to end the Term of this Lease, specifying a day not earlier than three (3) days thereafter, and, upon the giving of such notice, this Lease shall terminate on the day so specified, except as to Tenant's liability to pay rent and other charges for the remaining Term of this Lease, together with all arrearages, whereupon Tenant shall immediately surrender possession of the Premises to Landlord, and hereby grants to the Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises as the Landlord's former estate and, if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Annual Base Rent, Additional Rent, or other charges, enter upon and take possession of the Premises and expel or remove Tenant, as well as any other person who may be occupying such Premises or any part thereof, by force if necessary, including removal of all personal property therein, without being liable for prosecution or any claim of damages therefor, and change the locks on the Premises.

                  (iii) If the Tenant abandons or fails to operate in the Premises or the Landlord otherwise becomes entitled so to elect, and the Landlord elects, without terminating the Lease, to endeavor to relet the Premises, the Landlord may, at the Landlord's option, enter into the Premises, remove the Tenant's signs, personal property, and other evidence of tenancy, and take and hold possession thereof, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent hereunder for the full Term as provided in the Lease. Upon and after entry into possession without termination of the Lease, the Landlord may relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time and upon such terms as the Landlord shall determine to be reasonable. In any such case, the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable.

            (c) If this Lease is terminated under the provisions of Section 23(b)(ii) or if the Landlord shall reenter the Premises under the provisions of
Section 23(b)(iii), or in the event of the termination of this Lease, or of reentry, by or under any summary or other proceeding or action of any provision of law by reason of default hereunder on the part of the Tenant, Tenant shall pay to Landlord as damages in an amount equal to the Rent and other sums which would have been owed by Tenant hereunder for the balance of the Term, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting of the Premises, As used herein, the phrase "Preparation for such Reletting" shall mean restoring the Premises to a condition that is suitable for a new tenant, including any and all costs for tenant finish work for a new tenant. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under this Lease, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith against Tenant, as damages for the loss of the bargain and not as a penalty: (i) the worth at the time of award of any unpaid Rent and other sums due and payable which had been earned prior to return of possession of the Premises to Landlord; plus (ii) the worth at the time of award of the amount of unpaid Rent and other sums which would have been payable after the date of return of possession of the Premises until the time of award which exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided by Landlord; plus (iii) the worth at the time of award of the amount by which the unpaid Rent including sums for estimated Operating Costs which would have been incurred and any other sums due for the balance of the Term after the time of award that exceeds the amount that Tenant proves could be reasonably avoided by Landlord; plus (iv) any other amounts to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Colorado.

                  The "worth at the time of award" of the amounts due prior to the date of the award is computed by allowing interest compounded annually, at Twelve Percent (12%), on all unpaid Rent and other sums due and payable. The "worth at the time of award" of the amounts due after the date of the award is computed by discounting such amount at the discount rate equal to the prime rate charged from time to time by Norwest Bank, N.A., in Denver, Colorado, or its successor(s).

            (d) Tenant agrees it would be difficult for the Landlord to prove the amount of damages it will incur as a result of any breach of the Lease by Tenant. Tenant hereby agrees that providing for the above liquidated sums in addition to, and not in lieu of, other amounts due and owing amount to a reasonable sum due and owing the Landlord in the event of a breach of this Lease by Tenant.

            (e) Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not removed from the Premises or retaken from storage by the Tenant within thirty (30) days after the end of the Term or of the Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by the Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

      24.   LATE PAYMENTS; INTEREST AND LATE CHARGES.

            (a) Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the rate of Twelve Percent (12%) from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.

            (b) Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of rent or any additional rent or other sum due from Tenant shall not be received by Landlord within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, and (iii) the payment of the late charges and the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of the late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments

            (c) Following each second consecutive late payment of rent, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall not longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that the Tenant increase the amount, if any, of the Security Deposit required under
Section 33 below by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and may be applied by Landlord, in the manner provided in Section 33.

            (d) Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

      25. SALE AND ASSIGNMENT. Landlord shall have full right to sell or assign its interest and rights to this Lease to any other person, firm or corporation capable of accepting such sale or assignment. In the event that the purchaser or assignee expressly covenants and agrees to accept and assume all the covenants, conditions and stipulations of the Lease and to comply with and be bound thereby, and to assume all liability of Landlord theretofore or thereafter arising, then Landlord shall thereupon be released from all liability under this Lease, and thereafter all liability in respect thereof shall rest upon the assignee alone. Any purchaser or assignee from Landlord may, subject to the provision hereof and upon the same terms and conditions, sell or assign his or its interest in and rights to this lease and like subsequent assignments may be made from time to time by anyone at any time owning such interest in and rights to this lease.

      26. SUBORDINATION OF LEASE. The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to the lease between The Auraria Foundation and Landlord, all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and/or the Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute such further instruments as may be requested by the Landlord. The Tenant hereby irrevocably appoints the Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instrument or instruments. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof.

      27. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent and received (a) when actually hand delivered, or three (3) business days after sending by United States Certified or Registered Mail, postage prepaid, (a) if for the Tenant, addressed to the Tenant at the Building, or at such other place as the Tenant may from time to time designate by notice to the Landlord, or (b) if for the Landlord, addressed to the management office of the Landlord in the Building, Jones Lang LaSalle Americas (Colorado) L.P., 1380 Lawrence Street, Suite 320, Denver, Colorado 80217, with a copy to Landlord addressed to University of Colorado at Denver, 1380 Lawrence Street, Suite 320, Denver, Colorado 80217, or at such other place as the Landlord may from time to time designate by notice to the Tenant. All consents and approvals provided for herein must be in writing to be valid. The date of service of such notices shall be the date such notices are received or refused, as the case may be, as evidenced by addressee's registry or certification receipt. If the term "Tenant", as used in this Lease, refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

            Except as specifically provided in this Lease, Tenant hereby expressly waives the service of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

      28. SPRINKLERS. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of the Tenant, Tenant's agents, servants, employees, licensees or visitors, the Tenant shall forthwith restore the same to good working conditions at its own expense, and if the Board of Fire Underwriters of Fire Insurance Exchange or any bureau, department or official of the state or city government, require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents, of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at the Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler head or other equipment.

      29. NO ESTATE IN LAND. This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct which is not subject to levy and sale.

      30. INVALIDITY OF PARTICULAR PROVISIONS. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord has the right to terminate this Lease on written notice to Tenant.

      31. WAIVER OF BENEFITS.  (Intentionally Deleted)

      32. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

      33. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Thirty-two thousand dollars and no cents /100 Dollars ($ 32,000 ) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default or before the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a breach of this Lease, Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general funds, nor pay interest to its Tenant. If Landlord is required to maintain said deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the lease term and upon Tenant's vacation of the Premises. In the event the Building is sold, the security deposit will be transferred to the new owner.

      34. SUBSTITUTE PREMISES.  (Intentionally deleted)


      35. PARKING. Tenant shall have the right, during the term of this Lease, to rent Ten (10) unreserved garage stalls and ten (10) reserved stalls for the parking of motor vehicles used by Tenant, its officers and employees at the monthly rates and upon the terms and conditions as may from time to time be established by Landlord, or the operator of the garage facility. Such garage stalls shall be at locations designated by Landlord or the operator of the garage facility. In the event Tenant does not continuously and at all times following the Commencement Date elect to pay rent on the garage stalls, Landlord shall have the right to cancel Tenant's right to use said garage stalls. [Bold change handwritten and initialed by parties to Lease at time of signing]

      36. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Jones Lang LaSalle Americas (Colorado), L.P. and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Section shall survive the termination of this Lease.

      37. SPECIAL STIPULATION.

            (a) No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

            (b) Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense.

                  Tenant acknowledges and understands, after having had the opportunity to consult with legal counsel, that the purpose of Paragraph (b) is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

            (c) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. No subsequent novation, renewal, addition, deletion or other amendment hereto shall have any force or effect unless embodied in a written contract executed and approved pursuant to the Sate of Colorado Fiscal Rules.

            (d) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord's interest in this lease at the time in question, and in the event of any transfer or transfers of such interest the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease thereafter to be performed.

            (e) It is understood that the Landlord may occupy portions of the Building in the conduct of the Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include the Landlord as an occupant.

            (f) The term "City" as used in this Lease shall be understood to mean the City in which the Property is located,

            (g) All of the covenants of the Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

            (h) The Tenant agrees that, upon receiving a written request from the Landlord, the Tenant will within ten (10) days deliver a copy of this Lease, or, if the Landlord so requests, a Memorandum of this Lease, in recordable form to the Landlord. Tenant shall not record this Lease or a Memorandum thereof, without the prior written consent of the Landlord.

            (i) Neither party has made any representations or promise, except as contained herein, or in some further writing signed by the party making such representation or promise.

            (j) In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this Lease for Landlord as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

            (k) In the event of variation or discrepancy, the Landlord's original copy of the Lease shall control.

            (l) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives and successors, and assigns in the event this Lease has been assigned with the express written consent of the Landlord,

            (m) The Tenant represents, warrants and covenants that (1) it will not bring, generate, store, use or dispose of Hazardous Substances (as hereinafter defined) at the Premises; (2) it shall, at all times, comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply; and (3) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws.

                  "Hazardous Substance" means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product materials), and medical waste.

                  "Environmental Laws" collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or
guidelines  of  governmental   authorities  applicable  to  the  Premises  and
relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C.ss. 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.,ss. 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251, et seq.; the Clean Air Act, 33 U.S.C.ss. 7401, et seq.; the Clean Air Act, 42 U.S.C.ss. 741, et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601-2629; the Safe Drinking Water Act, 42 U.S.C.ss. 300f-300j; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss. 1101, et seq.; and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions,
and  decrees  now  or  hereafter   promulgated   thereunder   concerning   the
environment, industrial hygiene or public health or safety.)

                  In the event of (1) a violation of an Environmental Law, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or
(3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or (4) an emergency environmental condition (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release or environmental condition; and in the event Tenant fails to immediately address such violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the violation, release, or environmental condition.

                  Landlord has the right, but not the obligation, to cure any Environmental Defaults, has the right to suspend some or all of the operations of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate the Lease upon the occurrence of an Environmental Default.

                  Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out of or in any way related to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease (including, but not limited to, attorney, consultant, laboratory and expert fees and including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Substances on or about the Premises. The provisions of this section shall survive the expiration or earlier termination of this Lease.

                  Tenant covenants to deliver to the Landlord, (a) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; and (b) copies of any document submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations upon the Premises.

            (n) The Tenant agrees that it is Tenant's sole obligation to comply with the provisions of the Americans with Disabilities Act ("ADA"), as amended from time to time, with regard to the Premises. Tenant agrees to indemnify, defend and protect Landlord from any claim or suit brought against Landlord for Tenant's failure to comply with the Tenant's obligations to maintain the Leased Premises pursuant to ADA.

            (o) Each of Landlord and Tenant, and each person signing for them, hereby warrants and represents to the other that the individual signing on behalf of that party is fully authorized to sign on behalf of, and to bind, such party and that, when signed by the parties, this Lease shall be fully binding on the party on whose behalf this Lease is executed by such individual. The signatories aver that to their knowledge, no employee of the State of Colorado has any personal or beneficial interest whatsoever in the service or property described herein. Further, the signatories hereto aver that they are familiar with 18-8-301, et seq., (Bribery and Corrupt Influences) and 18-8-401, et seq., (Abuse of Public Office), C.R.S., as amended, and that no violation of such provisions is present.

            (p) If there be more than one Tenant, the obligations under the Lease imposed upon Tenant shall be joint and several.

            (q) This Lease represents the entire agreement of Landlord and Tenant with regard to the Lease, with all prior writings and verbal negotiations with regard thereto being merged herein.

            (r) Tenant acknowledges and agrees that Landlord, at its sole cost and discretion, shall have the right to remeasure the Building at any time. Such remeasurement shall be performed in accordance with the then existing standards established by Building Owners and Managers Association International ("BOMA"). The Landlord has the sole right and discretion to implement the remeasurement of the Building and revise Rentable Area, Rentable Area Leased, and any other remeasurements of the Building as provided for in this Lease upon thirty (30) days' notice to Tenant.

            (s) It is understood and agreed that this Lease shall not be binding until and unless all parties have signed it.

            (t) Landlord has reviewed financial statements if so requested of the Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant. If requested by Landlord, or before the anniversary date of this Lease, Tenant shall provide to Landlord (a) Tenant's most recent audited financial statement or a document in which tenant states that its books are not independently audited, and (b) a current unaudited financial statement [current means within ninety (90) days of such anniversary date]. Tenant shall, at any time and from time to time upon not less than thirty (30) days prior written notice from Landlord, furnish Landlord with current financial statements reflecting Tenant's then financial condition.

      38. EXHIBITS. Exhibits A, B, C, D and the Rider to Lease, consisting of Seven (7) pages, are attached hereto and become part of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the day and year first above written.

                                    LANDLORD:

Approved for legal sufficiency:     THE REGENTS OF THE UNIVERSITY OF
                                    COLORADO, a body corporate, for and on
                                    behalf of the University of Colorado at
                                    Denver

By:       /s/  R. Augustine         By:       /s/  Georgia E. Lesh-Laurie
Name:     R. Augustine              Name:       Georgia E. Lesh-Laurie
Its:       Assoc. Univ. Counsel     Its:   Chancellor



                                    TENANT:

                                    MATRIX BANCORP, INC., a Colorado
                                    corporation

                                    By:       /s/  Guy A. Gibson
                                    Name:       Guy A. Gibson
                                    Its:       CEO/President

                                 RIDER TO LEASE

      THIS RIDER TO LEASE is attached to and made a part of that certain Lease dated the _____ day of __________, 2000, between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the UNIVERSITY OF COLORADO AT DENVER ("Landlord") and Matrix Bancorp, Inc., Inc., a Colorado corporation ("Tenant"). In the event the Lease and Rider to Lease are inconsistent, this Rider to Lease shall supersede any agreements previously made in such Lease regarding the following:

      1.    Termination of Existing Lease.

            Landlord and Tenant previously entered into an Office Lease dated October 14, 1991, as amended by Amendment Number One to Lease Agreement dated March 22, 1993, Amendment Number Two to Lease dated December 28, 1993, Amendment Number Three to Lease dated April 4, 1994, Forth Amendment to Lease dated March 1, 1996 and Fifth Amendment to Lease dated October 24, 1997 (hereinafter the "Previous Lease"). As of the Effective Date, except as previously exercised by Tenant, all Options to Extend, Options for Additional Space, Options for the Option space and First Right of Refusal and any other non-exercised rights of Tenant, as defined in the Previous Lease, shall be null and void and of no further force nor effect and all rights and obligations of the Landlord and Tenant. However, Tenant remains liable for its obligation to pay Rent and Additional Rent for the period that occurs prior to the Effective Date. Except as set forth above, as of the Effective Date, all remaining terms and conditions of the Previous Lease are null and void.

      2.    Renewal Term.

        (a) Renewal Option. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option ("Renewal Option") to extend the Term on the same terms, conditions and provisions as contained herein, except as otherwise provided below, for one (1) additional period of five (5) years ("Renewal Term"), which Renewal Term shall commence on the date immediately following the Expiration Date ("Renewal Commencement Date") and end on the fifth
(5th) anniversary of the Expiration Date ("Renewal Expiration Date").

      (b) Renewal Option Notice. The Renewal Option shall be exercisable by written notice ("Renewal Option Notice") from Tenant to Landlord of Tenant's election to exercise the Renewal Option, which Renewal Option Notice must be given three hundred sixty (360) days prior to the Expiration Date. If Tenant fails to deliver to Landlord the Renewal Option Notice within the prescribed time period, the Renewal Option shall lapse and be forever waived.

      (c) Annual Base Rental During the Renewal Term. Annual Base Rental for the Premises payable during tile Renewal Term shall be equal to the prevailing Market Rental Rate, as hereinafter defined.

      (d) Market Rental Rate. The term "Market Rental Rate" per square foot of area shall mean (i) the Annual Base Rental being obtained by Landlord at the time of the Renewal Commencement Date for comparable space in the Building during the preceding six month period. If Landlord has no comparable lease transactions within the previous six month period, then the rate shall be the per square foot of area prevailing market rental rate in the Central Business District submarket for comparable office space for terms commencing on or about the Renewal Commencement Date and shall take into its consideration (i) the duration of the term for which such space is being leased, (ii) location within the applicable building, (iii) when the applicable rate first becomes effective, (iv) other concessions customarily given to other tenants including, without limitation, rent abatement and tenant improvement allowances, but assuming the leasing of the space "as is" on the Renewal Commencement Date, and (v) other comparable factors. Bona fide written offers to lease comparable space in the Building received by Landlord from third parties (at arm's length) and consummated between Landlord and such third party within six (6) months prior to the date of the Renewal Option Notice may be used by Landlord or Tenant as an indication of the Market Rental Rate. The components of the Market Rental Rate may include, among other items, the components of rent, periodic adjustments or additions to a fixed Annual Base Rental based upon a share of real estate taxes and other expenses and increases to adjust for inflation then customary in the Denver Metropolitan area.

      (f) Amendment to Lease. If Tenant validly exercises the Renewal Option, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Renewal Term, as determined in accordance herewith, with such revisions to the rental provisions as may be necessary to conform such provisions to the Market Rental Rate.

      (g) No Default. Tenant may exercise the Renewal Option, and an exercise thereof shall be effective, only if at the time of Tenant's exercise of the Renewal Option and on the Renewal Commencement Date (i) the Lease is in full force and effect, and (ii) there is no uncured event of default.

      (h) Not Transferable. Tenant acknowledges and agrees that the Renewal Option shall be deemed to be personal to Tenant and if Tenant subleases the entire Premises, assigns or otherwise transfers any interest hereunder prior to the exercise of the Renewal Option, such option shall lapse.

      3.    Right of First Offer.

            Landlord shall give to Tenant once during the Term of this Lease a right of first offer (the "Right of First Offer") to lease contiguous space to the Premises on the thirteenth (13th) floor of the Building (the "First Offer Space"). Said Right of First Offer shall be conditioned on Tenant providing Landlord with written notice of its election to expand and request for notification of available First Offer Space. Tenant's Right of First Offer is predicated upon (i) there being no uncured Events of Default by Tenant on the date Tenant provides notice as set forth above or on the date the Right of First Refusal Space is offered to Tenant and (ii) other tenant's rights to occupy the First Offer Space. The notice from Landlord to Tenant shall identify the date when the First Offer Space will be available and the Base Rent, as defined in the Lease, for the First Offer Space which will be the then prevailing Fair Market Rental Value as defined in, and determined under, Section #2 of this Rider. In the event Tenant elects to exercise said First Offer Space, it shall deliver written notice to Landlord of its election to exercise its Right of First Offer within Five (5) business days of receipt of the notice from Landlord. The lease term for, and possession of, the premises leased under and by virtue of the aforesaid election shall commence on the same date as the First Offer Space is available and shall be coterminous with the term of the Lease for the Premises and except as modified herein shall be on the same terms and conditions as prevail elsewhere in this Lease. All tenant improvements shall be pursuant to Tenant's reasonable space plans and specifications, which shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if the remaining portion of the Term, at the commencement of the lease term for any First Offer Space, is less than six (6) years, Tenant is only entitled to a portion of the tenant finish allowance stated above, by multiplying such otherwise determined tenant finish allowance by a fraction, the numerator of which shall be the remaining term of Tenant's Lease of the First Offer Space, and the denominator of which shall be 6.

            If Tenant does not exercise its Right of First Offer at the time of such offer, Tenant's rights hereunder this Right of First Offer shall lapse and be null and void. However, if no First Offer Space is offered to Tenant within six (6) months after Tenant provides Landlord with written notice of its election to expand and request for notification of available Right of First Offer Space said Right of First Offer shall expire subject, however, to Tenant reviving said Right of First Offer by providing another notice as set forth above.

            Landlord and Tenant shall use their best efforts to promptly prepare and execute an appropriate amendment to the Lease, documenting the terms relating to the lease by Tenant of any space which Tenant has leased pursuant to this Section #3.

            Tenant acknowledges this Right of First Offer is subject to Landlord's current leases on First Offer Space and tenant's rights thereunder as well as any future negotiations regarding the Right of First Offer Space as a portion of a larger leased space. Landlord shall pay no commission or fees in the event Tenant exercises its right under this Section #3.

      4.    Satellite Antenna Addendum.

      The terms and conditions of the Satellite Antenna Addendum entered into by Landlord's and Tenant's predecessor interest dated September 24, 1996, a copy of which is attached hereto, are incorporated in the Lease as of the Effective Date.

                                    LANDLORD:

Approved for legal sufficiency:     THE REGENTS OF THE UNIVERSITY OF
                                    COLORADO, a body corporate, for and on
                                    behalf of the University of Colorado at
                                    Denver

By:       /s/  R. Augustine         By:       /s/  Georgia E. Lesh-Laurie
Name:     R. Augustine              Name:       Georgia E. Lesh-Laurie
Its:       Assoc. Univ. Counsel     Its:   Chancellor

                                    TENANT:

                                    MATRIX BANCORP, INC., a Colorado
                                    corporation

                                    By:       /s/  Guy A. Gibson
                                    Name:       Guy A. Gibson
                                    Its:       CEO/President


                                     Attest:

                                     Name:

                                     Its:       Secretary

                                   EXHIBIT "A"

PARCEL A:

A PARCEL OF LAND BEING THE SOUTHWESTERLY 1/2 OF LOT 5, LOTS 6, 7, 8, PART OF LOTS 9, 10 AND 11 OF BLOCK 73 OF "EAST DENVER", CITY AND COUNTY OF DENVER, STATE OF COLORADO AND PART OF A 16.00 FOOT WIDE ALLEY IN SAID BLOCK 73 VACATED BY ORDINANCE NO. 95, SERIES OF 1981, RECORDED IN BOOK 2341 AT PAGE 120, CITY AND COUNTY OF DENVER, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID SOUTHWESTERLY 1/2 OF LOT 5, FROM WHENCE THE MOST WESTERLY CORNER OF SAID BLOCK 73 BEARS SOUTHWESTERLY A DISTANCE OF 287.48 FEET ALONG THE NORTHWESTERLY LINE OF SAID BLOCK 73, SAME BEING THE SOUTHEASTERLY RIGHT-OF-WAY (R.O.W.) LINE OF LAWRENCE STREET; THENCE SOUTHWESTERLY ALONG AND WITH SAID NORTHWESTERLY LINE OF BLOCK 73 A DISTANCE OF
95.00 FEET TO A POINT IN THE NORTHWESTERLY LINE OF SAID LOT 9;

THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS (SOUTHEASTERLY) A DISTANCE OF 60.00 FEET;

THENCE AN (INTERIOR) ANGLE RIGHT OF 270 DEGREES 00 MINUTES 00 SECONDS (SOUTHWESTERLY) A DISTANCE OF 26.00 FEET;

THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS (SOUTHEASTERLY) A DISTANCE OF 22.00 FEET;

THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 270 DEGREES 00 MINUTES 00 SECONDS (SOUTHWESTERLY) A DISTANCE OF 26.00 FEET; THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 00 SECONDS (SOUTHEASTERLY) A DISTANCE OF 51.02 FEET TO A POINT ON THE CENTERLINE OF SAID 16.00 FOOT WIDE ALLEY;

THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 90 DEGREES 00 MINUTES 10 SECONDS (NORTHEASTERLY) A DISTANCE OF 147.08 FEET ALONG AND WITH THE CENTERLINE OF SAID ALLEY;

THENCE AN (INTERIOR) ANGLE TO THE RIGHT OF 89 DEGREES 57 MINUTES 39 SECONDS
(NWLY) A DISTANCE OF 133.03 FEET ALONG AND WITH THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 1/2 OF LOT 5 AND THE EXTENSION THEREOF TO THE POINT OF BEGINNING.

PARCEL B:

THOSE BENEFICIAL EASEMENT RIGHTS AND OBLIGATIONS AS CREATED IN GRANT OF PARKING AND ACCESS EASEMENT RECORDED SEPTEMBER 1, 1981 IN BOOK 2442 AT PAGE 487, AND AMENDMENT THERETO RECORDED SEPTEMBER 4, 1986 AT RECEPTION NO. 15412 AND SECOND AMENDMENT THERETO RECORDED JUNE 24, 1998 UNDER RECEPTION NO. 9800097552.

PARCEL C:

THOSE BENEFICIAL EASEMENT RIGHTS AND OBLIGATIONS AS CREATED IN RECIPROCAL EASEMENT AGREEMENT RECORDED AUGUST 27, 1981 IN BOOK 2440 AT PAGE 186.

PARCEL D:

THOSE BENEFICIAL EASEMENT RIGHTS AND OBLIGATIONS AS CREATED IN MASTER DECLARATION OF COVENANTS, EASEMENTS, RIGHTS AND RESTRICTIONS RECORDED SEPTEMBER 1, 1981 IN BOOK 2442 AT PAGE 441 AND FIRST AMENDMENT THERETO RECORDED SEPTEMBER 26, 1985 UNDER RECEPTION NO. 070691.

PARCEL E:

THE BENEFICIAL INTEREST AND OBLIGATIONS IN REVOCABLE PERMIT OR LICENSE TO ENCROACH BENEATH A PORTION OF LAWRENCE STREET WITH UNDERGROUND PARKING GARAGE WALLS, AS PERMITTED BY ORDINANCE NO. 135, COUNCIL BILL NO. 151, SERIES OF 1981, RECORDED JULY 22,1981 IN BOOK 2410 AT PAGE 200.

                                   EXHIBIT "B"

                  THE REGENTS OF THE UNIVERSITY OF COLORADO,
                  a body corporate, for and on behalf of the
                        UNIVERSITY OF COLORADO AT DENVER
                                       and
                 MATRIX BANCORP, INC., a Colorado corporation
         ------------------------------------------------------------

                           MEMORANDUM CONFIRMING TERM

      THIS MEMORANDUM, made as of __________________, 1999, by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the UNIVERSITY OF COLORADO AT DENVER ("Landlord"), and Matrix Bancorp, Inc. , a Colorado corporation ("Tenant").

                            W I T N E S S E T H :

      Recital of Facts:

      Landlord and Tenant entered into the Lease Agreement (the "Lease") dated __________________, 1999. Words defined in the Lease have the same meanings in this Memorandum.

      NOW, THEREFORE, in consideration of the covenants in the Lease, Landlord and Tenant agree as follows:

      1.    Landlord and Tenant hereby confirm that:

             a. The Commencement Date under the Lease is __________________,
       2000;

            b. The Expiration Date under the Lease is ______________, _______;
       and

            c. The date on which Landlord completed Landlord's Work (if any), Landlord delivered possession of the Premises to Tenant as required by the Lease, and Tenant's obligation to pay rent begins under the Lease is _________________, 1999.

      2.    Tenant hereby confirm that:

            a. All commitments, representations and assurances made to induce Tenant to enter into the Lease have been fully satisfied;

            b. All improvements to the Building and in the Premises to be constructed or installed by Landlord have been completed and furnished in accordance with the Lease to the satisfaction of Tenant; and

            c. Tenant has accepted and is in full and complete possession of the Premises.

            d. The undersigned further acknowledges and agrees that, pursuant to Paragraph 3 of Exhibit "C" (the "Workletter Agreement") of the Lease, the Excess Allowance of $______________________ will be included as Additional Rent in the amount of _________________________________ Dollars ($___________) per month.

      3. This Memorandum shall be binding upon and inure to the benefit of Landlord and Tenant and their permitted successors and assigns under the Lease. The Lease is in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date first hereinabove written.

                                    LANDLORD:

Approved for legal sufficiency:     THE REGENTS OF THE UNIVERSITY OF
                                    COLORADO, a body corporate, for and on
                                    behalf of the University of Colorado at
                                    Denver

By:                                 By:
Name:                               Name:
Its:                                Its:



                                    TENANT:

                                    MATRIX BANCORP, INC., a Colorado
                                    corporation

                                    By:

                                    Name:

                                    Its:

                                    Attest:

                                    Name:

                                    Its:

                                   EXHIBIT "C"

                          WORKLETTER AGREEMENT

      THIS WORKLETTER is dated ____________________, 199__, by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the UNIVERSITY OF COLORADO AT DENVER ("Landlord") and Matrix Bancorp, Inc., a Colorado corporation ("Tenant").

                                R E C I T A L S:

      1. This Workletter is attached to and forms a part of that certain Office Lease dated _________________, 19___ ("Lease"), pursuant to which Landlord has leased to Tenant office space in that building known as Lawrence Street Center , Denver, Colorado.

      2. The parties have agreed to make certain improvements to the Premises, upon the terms and conditions contained in the Lease and this Workletter.

      3. Tenant Improvements. Landlord has granted to Tenant an allowance of up to Five and 91/100 Dollars ($ 5.91 ) per rentable square foot of the Premises, for a total allowance of up to One Hundred Forty Thousand Three Hundred Ninety-two and 05/100 Dollars ($ 140,392.05 ) (the "Tenant Improvement Allowance"), for completion of slab-to-slab Tenant Improvements in accordance with the Space Plan. Except as provided herein, the Tenant Improvement Allowance is for Tenant Improvements in the Premises. In the event the Tenant Improvement Allowance is not used on or before May 1, 2000, Landlord shall retain such unused portion of the Tenant Improvement Allowance, and Tenant shall have no further rights thereto or hereunder. In the event that the cost of the Tenant Improvements exceed the Tenant Improvement Allowance, Landlord shall, at Landlord's written option, provide Tenant with an additional allowance, above the Tenant Improvement Allowance, to apply towards payment of the excess costs of the Tenant Improvements (the "Excess Allowance"), and Tenant shall deposit with Landlord funds sufficient to cover any additional projected excess costs and promptly pay to Landlord any costs in excess thereof. Any portion of the Excess Allowance paid by Landlord shall, at Landlord's sole option, either be,
(i) amortized on a straight-line basis over the remaining rent paying term of the Lease, with interest at the rate of Eleven Percent (11%) per annum, payable by Tenant to Landlord as additional rent, or (ii) paid for directly by the Tenant. Landlord shall have the work depicted in the Tenant Space Plan attached hereto as Appendix A (the "Tenant Work") constructed with, unless otherwise specified, Building standard materials and in a good and workmanlike manner pursuant to the schedule provided for herein, subject, however, to extensions equal to the delays suffered by Landlord and caused by Tenant or by strike, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile or war-like action, riot or other causes beyond Landlord's reasonable control. The Tenant Work, as modified from time to time pursuant to the provisions of this Workletter, shall be known as the "Tenant Improvements". The cost of preparing the Space Plan and any other architectural or engineering fees shall be paid for out of the Tenant Improvement Allowance as part of the costs of the Tenant Improvements.

      4. Tenant Space Plan. Landlord and Tenant hereby approve the space layout and improvement plan for the Premises (the "Space Plan") in accordance with the construction drawings by Keeney Design dated November 11, 1999.

      5. Tenant Working Drawings. Based upon the Tenant Space Plan, Landlord will cause working drawings for the improvements to the Premises ("Tenant Working Drawings") to be prepared and delivered to Tenant within a period as may be reasonably needed because of the complexity of Tenant's improvements or the nature of Tenant's non-building standard improvements, if any. The Tenant Working Drawings will include Tenant's partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and detailed plans and specifications for the construction of the improvements called for under this Workletter. Tenant will furnish Landlord and its planners with all the information necessary to enable them to complete the Tenant Working Drawings. The cost of all working drawings for Tenant Improvements will be paid for out of the Tenant Improvement Allowance as part of the costs of the Tenant Improvements. Tenant will deliver to Landlord written acceptance or rejection of any Tenant Working Drawings (initial or revised) within three (3) business days after Tenant receives any such item. If Tenant rejects the Tenant Working Drawings (initial or revised), or fails to provide written acceptance or rejection within said three (3) business day period, Landlord shall not be obligated to proceed with any improvements of the Premises until such time as Tenant provides such written acceptance, and any delays in construction as a result thereof shall be deemed delays caused by Tenant.

      6. Tenant Cost Estimate. Landlord shall also cause a cost estimate for the improvements to the Premises ("Tenant Cost Estimate") to be prepared and delivered to Tenant. The Tenant will furnish Landlord and its planners with all the information necessary to enable them to complete the Tenant Cost Estimate. The cost of all cost estimates for Tenant Improvements will be paid as part of the costs of the Tenant Improvements. Tenant will deliver to Landlord written acceptance or rejection of any Tenant Cost Estimate (initial or revised) within three (3) business days after Tenant receives any such item. If Tenant rejects the Tenant Cost Estimate, or fails to provide written acceptance or rejection within said three (3) business day period, Landlord shall not be obligated to proceed with any improvements of the Premises until such time as Tenant provides such written acceptance, and any delays in construction as a result thereof shall be deemed delays caused by Tenant. If at any time the costs of the Tenant Improvements as reasonably projected by Landlord exceed the Tenant Improvement Allowance, Tenant shall pay any such excess to Landlord in a manner reasonably acceptable to Landlord, and, until such payment, Landlord shall not be obligated to proceed with any improvements of the Premises, and any delays in construction as a result thereof shall be deemed delays caused by Tenant.

      Upon written approval of the Tenant Working Drawings and the Tenant Cost Estimate by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Working Drawings, and the costs thereof, and Landlord shall be authorized to proceed with construction.

      7. Change Orders. Tenant may request changes in the work during construction only by written requests to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Before commencing any change, Landlord or Landlord's agent will prepare and deliver to Tenant, for Tenant's written approval, a change order setting forth the cost of such change, which will include associated architectural, engineering and construction contractor's fees. If Tenant fails to approve such change order within three (3) business days, Landlord will not proceed to perform the change. If Tenant timely approves such change order, Tenant agrees to pay any amounts payable by Tenant in connection with the change order in the manner provided in Paragraph #3 above, to the extent the Tenant Improvement Allowance is exceeded.

      8. Completion and Commencement of Rent. The term of the Lease shall commence as provided in Section #3 of the Lease.

      9. Failure to Perform. If Landlord delivers to Tenant the Tenant Working Drawings and/or Tenant Cost Estimate and Tenant fails to accept or reject such Drawings or Estimate (or revised Drawings and/or Estimate) as provided in Paragraphs #5 and #6 hereof within the period provided herein, Landlord may, in its sole discretion, deem Tenant to have approved same, and proceed with construction.

      10. Construction Administration. Landlord shall coordinate and administer all activities of contractor(s) in the performance of Tenant's Improvements in accordance with the plans and specifications. Landlord and Tenant agree that Jones Lang LaSalle Americas (Colorado), L.P., shall receive from the Tenant Improvement Allowance as a construction management fee, shall receive compensation from the Tenant Improvement Allowance in an amount no greater than Five Percent (5%) of the Tenant Improvement Allowance. Tenant agrees that it will not contract with any contractor, laborer or material supplier to perform any improvements in the Premises without providing Landlord with notice ten (10) days prior to any improvements and requiring said contractor, laborer or material supplier to execute an agreement acknowledging non-liability for payment by Landlord in accordance with C.R.S. ss. 38-22-105.5, as amended from time to time. [Overstruck and bold changes handwritten and initialed by parties to Lease at time of signing]

      11.  Miscellaneous.

            (a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Workletter Agreement shall have the meaning assigned to them in the Lease.

            (b) The terms and provisions of this Tenant Workletter are intended to supplement and are intended as an Amendment to the Lease and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Workletter and the Lease, then the provisions of the Workletter shall govern.

            (c) Prior to the date the Premises are ready for occupancy Landlord's contractor and Tenant shall inspect the Premises and jointly complete a "punch list" of incomplete or defective work, and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed within thirty (30) days following the date the Premises are ready for occupancy (except for any punch list items which, despite due diligence, cannot be completed within said thirty (30) day period).

            (d) This Tenant Workletter may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

            (e) Landlord shall have the right to issue reasonable construction rules, regulations and policies. If Tenant contests any of these rules, regulations, or policies, Landlord agrees to take reasonable steps to modify such rules, regulation, and policies at Tenant's request, except that Tenant shall pay directly any related expenses of construction or of consultants due to said changes to the extent said change exceeds the Tenant Improvement Allowance.

            (f) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated.

            (g) Except as modified herein, the provisions of the Lease shall continue in full force and effect.

            (h) Landlord neither warrants nor guarantees the accuracy of any estimated Costs or Tenant Cost Estimates.

            (i) Time is of the essence in this Workletter Agreement, and the failure by Tenant to timely respond or perform shall be deemed to be a material default. Tenant undertakes and agrees to, upon written request, meet or provide written response, as the case may be, within one business day of such written request, except as otherwise provided in this Workletter Agreement. Any delay caused by Tenant's failure to do so shall be deemed to be a delay caused by Tenant.

            (j) LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH LANDLORD IMPROVEMENTS.

                                    LANDLORD:

Approved for legal sufficiency:     THE REGENTS OF THE UNIVERSITY OF
                                    COLORADO, a body corporate, for and on
                                    behalf of the University of Colorado at
                                    Denver

By:       /s/  R. Augustine         By:       /s/  Georgia E. Lesh-Laurie
Name:    R. Augustine               Name:       Georgia E. Lesh-Laurie
Its:       Assoc. Univ. Counsel     Its:   Chancellor

                                    TENANT:

                                    MATRIX BANCORP, INC., a Colorado
                                    corporation

                                    By:       /s/  Guy A. Gibson
                                    Name:       Guy A. Gibson
                                    Its:       CEO/President

                                   EXHIBIT "D"

                                CLEANING SCHEDULE

Landlord shall furnish janitorial service to the Premises and the Building Complex as described below:

                     DAILY MONDAY THROUGH FRIDAY, INCLUSIVE

1. Sweep, dry mop or vacuum all floors complete. Remove gum, tar, etc., adhering to the floor.

2.    Empty and damp wipe all ashtrays.

3.    Clean, polish and sanitize all drinking fountains.

4.    Sweep all steps, sidewalks and plazas.

5.    Clean passenger elevator cab and landing doors, including floors.

6.    Empty all waste containers.

7.    Clean all public and private (within Premises) wash and restrooms.

      (a) All cleaning will be performed with approved germicidal detergents at disinfectant strengths.

      (b) All toilets and urinals will be cleaned on all surfaces nightly; acid bowl cleaner to be used in the interior.

      (c) All wash basins, shelves, dispensers and all other washroom fixtures will be cleaned nightly.

      (d)   All mirrors will be cleaned and polished nightly.

      (e) All chrome and other bright work, including exposed plumbing, toilet seat hinges, etc., will be cleaned and polished nightly.

      (f)   All waste receptacles are to be emptied and cleaned nightly.

      (g) All lavatory floors will be swept and mopped with a germicidal detergent solution nightly.

      (h) Washroom supplies will be replenished nightly and at all other times as needed.

      (i) Once each month, remove hard water stains from toilet fixtures by using bowl cleaner after normal cleaning. Follow manufacturer's recommendations.

8. All normal rubbish and office waste paper shall be removed from the tenant floors.

                                     WEEKLY

1.    Dust and wipe clean with dust cloth all desk tops.

2.    Spot clean all doors, switch plates, wall and glass areas.

3.    Dust and wipe all tops of all file cabinets and counters.

4.    Sweep building stairwells.

5.    Damp mop floors and/or spray buff for heavy scuffs, if necessary.

6.    Clean glass in building directory.

7.    Wipe all waste containers.

8.    Wash all glass entrance doors and side panels inside and out.

                                     MONTHLY

1. When possible, sweep and hose down outside Plaza space, exterior walks, trucking areas and shipping platforms.

2.    Shampoo all elevator carpeting.

3.    Dust all windowsills.

                               EVERY THREE MONTHS

1. When possible, wash all windows, interior no less than once per year and exterior not less than three times per year.

2.    Dust vertical surfaces of all furniture.

3. Scrub all resilient floor areas so as to maintain a highly polished surface.

                              SNOW AND ICE REMOVAL

1. Landlord shall be responsible for snow and ice removal from the parking lots and sidewalks servicing the Property.